UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 18, 2008

Date of Report (Date of earliest event reported)

First Chester County Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	0-12870	23-2288763
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 North High Street, West Chester, Pennsylvania 19380

(Address of principal executive offices)

(484) 881-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

                On September 18, 2008, First Chester County Corporation (the “Corporation”), First National Bank of Chester County (the “Bank”) and American Home Bank, National Association (“AHB”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which all of the outstanding shares of AHB will be exchanged for and converted to cash and shares of the Corporation, and AHB will be merged with and into the Bank, a wholly-owned subsidiary of the Corporation.  Following the merger, AHB will continue to operate as a division of the Bank.

                Pursuant to the terms of the Merger Agreement, and subject to the potential reduction in the purchase price in the event AHB’s tangible net worth does not meet a certain level at closing as detailed in the Merger Agreement, AHB shareholders may elect to receive either 0.7000 shares of common stock of the Corporation or cash equal to $11.00 per share of AHB common stock.  Shareholder elections are subject to allocation procedures, which are intended to ensure that approximately 90% of the consideration to be paid by the Corporation will be in the form of common stock and approximately 10% of the consideration will be in cash, assuming no reduction to the purchase price.  In addition, pursuant to the terms of the Merger Agreement, each AHB option to purchase shares of AHB common stock at the effective time of the merger will become an option to purchase such number of shares of the Corporation common stock equal to the number of shares of the AHB option times 0.7000, subject to adjustment under the Merger Agreement, (rounded down to the nearest whole share) at an exercise price equal to the exercise price of the AHB option at the effective time of the merger divided by 0.7000, subject to adjustment under the Merger Agreement, (rounded up to the nearest whole cent).  Each outstanding AHB warrant at the effective time of the merger will be converted to the right to receive cash in an amount equal to the difference between the AHB warrant strike price and $11.00, subject to the Corporation’s receipt of a warrant cancellation and termination form executed by the AHB warrant holder.  The total value of the merger consideration is approximately $18.2 million based on the Corporation’s closing price of $15.25 per share on September 18, 2008.  The Merger Agreement is subject to termination rights of the Corporation and AHB including that, under specified circumstances, AHB must pay the Corporation a termination fee of $1.5 million.

                The transaction is subject to shareholder approval by AHB shareholders, customary regulatory approvals and other customary conditions provided for in the Merger Agreement. Prior to the AHB shareholders’ meeting, the Corporation will file a registration statement with the Securities and Exchange Commission (the “SEC”) to register the shares to be issued in connection with the merger.  The transaction is expected to close by the end of 2008.

                The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement that is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

                In connection with the Merger Agreement, the Corporation and the Bank entered into an Employment Agreement with James M. Deitch, AHB’s Chairman and Chief Executive Officer

(the “Deitch Employment Agreement”) dated September 18, 2008 and an Employment Agreement with Anna Ruth Smith, AHB’s President (the “Smith Employment Agreement”) dated September 18, 2008 (collectively, the “Employment Agreements”).  The Employment Agreements provide that, upon consummation of the transactions contemplated by the Merger Agreement and pursuant to its terms, Mr. Deitch will become the Managing Director of the American Home Bank Division of the Bank and a member of the Boards of Directors of the Corporation and the Bank, and Ms. Smith will become the President of the American Home Bank Division of the Bank.  The Employment Agreements will commence upon the effective date of the merger and ending December 31, 2010, but provides for automatic one-year extensions on January 1, 2010 and each January 1 thereafter.  The foregoing description is qualified in its entirety by reference to the Deitch Employment Agreement that is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference and the Smith Employment Agreement that is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

                Also in connection with the Merger Agreement, the Corporation entered into a support agreement dated September 18, 2008 (the “Support Agreement”) with Franklin Financial Services Corporation (“Franklin Financial”), pursuant to which, among other matters, Franklin Financial agreed to vote its shares of AHB common stock in favor of the Merger Agreement at any meeting of AHB shareholders duly held for such purposes and against any action or proposal that is intended, or could reasonably be expected, to impede, interfere with, delay, or adversely affect the transactions contemplated by the Merger Agreement.  The foregoing description is qualified in its entirety by reference to the Support Agreement that is filed as Exhibit 10.3 to this Form 8-K and is incorporated herein by reference.

Safe Harbor for Forward-Looking Statements

                This document may contain “forward-looking” statements as defined by the Private Securities Litigation Reform Act of 1995.  These statements are typically preceded by words such as “believes,” “expects,” “hopes,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions.  These forward-looking statements are subject to risks and uncertainties that may cause actual future experience and results to differ materially from those discussed in these forward-looking statements due to various factors.  Such factors that might cause such a difference include, but are not limited to, the ability for American Home Bank, National Association to obtain shareholder approval of the merger, the possibility that the merger will not close or that the closing will be delayed, the challenges and costs of integrating the operations and personnel of the companies, reactions of customers of the companies, changing economic and competitive conditions, volatility in interest rates, costs associated with complying with laws, rules and regulations, and other risks and uncertainties, including those disclosed previously and from time to time in First Chester County Corporation’s filings with the Securities and Exchange Commission.

Additional Information About The Merger and Where to Find It

                In connection with the proposed merger, First Chester County Corporation (the “Corporation”) will be filing documents concerning the merger with the Securities and

Exchange Commission (the “SEC”), including a registration statement on Form S-4 which will include a proxy statement of American Home Bank, National Association (“AHB”) to be distributed to shareholders of AHB, that also constitutes a prospectus of the Corporation.  Investors are urged to read the registration statement and the prospectus/proxy statement regarding the proposed merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.  Investors will be able to obtain a free copy of the prospectus/proxy statement, as well as other filings containing information about the Corporation and AHB, free of charge from the SEC’s Internet site (www.sec.gov), by contacting First Chester County Corporation at 484-881-4141 or by contacting American Home Bank, National Association, at 717-285-6400.  INVESTORS SHOULD READ THE PROSPECTUS/PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

Participants in The Merger

                The Corporation, AHB and their respective directors, executive officers, and certain other members of management and employees may be soliciting proxies from AHB shareholders in favor of the merger.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the AHB shareholders in connection with the proposed merger will be set forth in the prospectus/proxy statement when it is filed with the SEC.  You can find information about First Chester County Corporation’s executive officers and directors in its definitive proxy statement filed with the SEC on March 12, 2008.  You can obtain free copies of this document from the Corporation using the contact information above.  You can find information about American Home Bank, National Association’s executive officers and directors from the AHB website, www.bankahb.com.  In addition, in connection with the execution of the merger agreement, James M. Deitch, Chairman and Chief Executive Officer of AHB, and Anna Ruth Miller Smith, President and Chief Operating Officer of AHB, have entered into employment agreements with the Corporation setting forth the terms under which these individuals will continue their employment with the Corporation following the merger.  Additional information regarding these arrangements and the interests of all participants will be included in the prospectus/proxy statement that will be filed with the SEC and available free of charge as indicated above.

                This document is not an offer to sell shares of the Corporation’s securities which may be issued in the proposed merger.  Such securities are offered only by means of the prospectus/proxy statement referred to above.

ITEM 8.01             OTHER EVENTS.

                On September 19, 2008, the Corporation issued a press release announcing the signing of the Merger Agreement.  A copy of the press release, dated September 19, 2008, is attached hereto as Exhibit 99.1.

                The information in the accompanying press release is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of September 18, 2008, by and among First Chester County Corporation, First National Bank of Chester County and American Home Bank, National Association.
10.1	Employment Agreement, dated September 18, 2008, by and between First Chester County Corporation, First National Bank of Chester County and James M. Deitch.
10.2	Employment Agreement, dated September 18, 2008, by and between First Chester County Corporation, First National Bank of Chester County and Anna Ruth Smith.
10.3	Support Agreement, dated September 18, 2008, by and between First Chester County Corporation and Franklin Financial Services Corporation.
99.1	Press release dated as of September 19, 2008.

*    The schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated by the Securities and Exchange Commission.  Any omitted schedule will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2008	FIRST CHESTER COUNTY CORPORATION

	By:	/s/ John Balzarini
Name: John Balzarini
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of September 18, 2008, by and among First Chester County Corporation, First National Bank of Chester County and American Home Bank, National Association.
10.1	Employment Agreement, dated September 18, 2008, by and between First Chester County Corporation, First National Bank of Chester County and James M. Deitch.
10.2	Employment Agreement, dated September 18, 2008, by and between First Chester County Corporation, First National Bank of Chester County and Anna Ruth Smith.
10.3	Support Agreement, dated September 18, 2008, by and between First Chester County Corporation and Franklin Financial Services Corporation.
99.1	Press release dated as of September 19, 2008.

*    The schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated by the Securities and Exchange Commission.  Any omitted schedule will be provided to the Securities and Exchange Commission upon request.